                                                                   EXHIBIT 10.42

                CONDITIONAL AGREEMENT TO SUBORDINATE PARENT CLAIM

         This Conditional Agreement To Subordinate Parent Claim (the "Conditional Agreement") is between Championship Auto Racing Teams, Inc., a Delaware corporation (the "Parent"), and CART, Inc., a Michigan corporation ("CART"), and is made effective as of January 26, 2004.

                                    Recitals

         A. Parent owns all of the issued and outstanding capital stock of CART.

         B. CART is a debtor-in-possession in a chapter 11 case pending in the United States Bankruptcy Court for the Southern District of Indiana (the "Court"), as Case No. 03-23385 (FJO) (the "Chapter 11 Case").

         C. The Parent holds an unsecured pre-petition claim against CART in the amount of $63,297,145.72 arising out of advances that the Parent made to CART from time to time beginning in 2003 (the "Parent Claim").

         D. CART has filed in the Chapter 11 Case a motion (the "Sale Motion") asking the Bankruptcy Court to approve an Asset Purchase Agreement, dated as of December 15, 2003, as amended by an Amendment by Interlineation dated January 15, 2004 (the "APA"), by and among Open Wheel Racing Series LLC and Open Wheel Acquisition Corporation as "Purchaser" (collectively, "OWRS") and Parent and CART as "Sellers".

         E. Parent will derive significant benefit if the Court grants the Sale Motion and approves the APA in the Chapter 11 Case and the APA is closed.

                                    Agreement

         In consideration of the above recitals and for other good and valuable consideration, including actions that may be taken in reliance upon this Conditional Agreement, the parties agree as follows:

         1. Parent agrees that Parent will subordinate its right or claim to any payment with respect to the Parent Claim, and any and all other claims it may have against CART and CART's bankruptcy estate in the Chapter 11 Case to the full payment of all claims of all other creditors holding allowed unsecured claims against CART in the Chapter 11 Case (with such subordination referred to herein as the "Parent Subordination") subject to the "Conditions" defined in paragraph 2 below.

         2. The Parent Subordination is subject to the following Conditions, that are conditions precedent to such Parent Subordination: 1) the Sale Motion is granted by the Court and becomes a final, non-appealable order and the APA is closed and 2) the Court enters an order that is final and non-appealable in form and substance reasonably satisfactory to counsel for the Parent (the "Release Order") approving a general release of any and all claims that may exist or may be asserted against the Parent by a) CART, b) CART's bankruptcy estate, c) any chapter 11 or chapter 7 trustee appointed for the CART bankruptcy estate, d) any statutory committee of unsecured creditors appointed in the Chapter 11 Case, e) any entity appointed for the purpose of liquidating any assets or claims of CART and f) any creditor in the CART Chapter 11 Case who accepts any payment with respect to an allowed claim in the Chapter 11 Case.

         3. Except to the extent counsel for CART advises CART that to do so would constitute a breach by CART of any of its duties as a debtor-in-possession, CART agrees to use its best efforts to obtain entry of the Release Order.

         4. This agreement is governed by the laws of the State of Indiana and any dispute with regard to this agreement shall be presented to and resolved by the Court.

Dated: 1/28/2004                             CART, Inc.

                                             By: /s/ Thomas L. Carter
                                                 -------------------------------
                                               Its: CFO

                                             Championship Auto Racing Teams,Inc.

                                             By: /s/ Christopher R. Pook
                                                 -------------------------------
                                               Its: President/CEO

                                      -3-